Exhibit 99.1

Mammoth Energy Services, Inc. Reports Strong
Third Quarter 2022 Operational and Financial Results

Revenue Growth of 86% Year-over-Year and 20% Sequentially

OKLAHOMA CITY - October 27, 2022 - Mammoth Energy Services, Inc. (“Mammoth” or the “Company”) (NASDAQ: TUSK) today reported strong financial and operational results for the third quarter ended September 30, 2022.

Financial Overview for the Third Quarter 2022:

Total revenue was $107.2 million for the third quarter of 2022, as compared to $57.5 million for the same quarter last year and $89.7 million for the second quarter of 2022.

Net income for the third quarter of 2022 was $7.7 million, or $0.16 per share, as compared to a net loss of $40.9 million, or a $0.88 loss per share, for the same quarter last year, and net income of $1.7 million, or $0.04 per share, for the second quarter of 2022.

Adjusted EBITDA (as defined and reconciled below) was $29.8 million for the third quarter of 2022, as compared to ($29.3) million for the same quarter last year and $23.0 million for the second quarter of 2022.

Arty Straehla, Chief Executive Officer of Mammoth commented, “Our businesses exhibited strong performance in the third quarter with substantial revenue growth in all of our segments year-over-year, leading to significant net income and Adjusted EBITDA growth. We continue to experience strong demand environments across our three largest segments, Infrastructure Services, Well Completion Services and our Sand business.

“In our Infrastructure Services division, operational improvements are driving enhanced results and we continue to add crew capacity for a sector that has a healthy bidding environment. The need for seasonal storm restoration services as well as the overall infrastructure project opportunities supported by the historic investment in our Nation’s infrastructure passed by the federal government last fall present continued prospects for growth in this business. Our Well Completion Services division continues to improve performance, generating strong growth both at the top and bottom line where the macro demand in the pressure pumping industry remains robust. We currently have four of our six pressure pumping spreads operating, which have full schedules through the end of the year, and we expect to add a fifth spread during the fourth quarter. We anticipate activating our sixth fleet in the first half of 2023. In addition, we have plans to upgrade one of our existing spreads to Tier 4, dual fuel. This would give us a total of three dual fuel fleets. The sand business also continues to maintain strong demand at increased prices. We believe this trend in sand demand will continue in the fourth quarter and into 2023. Across all our business segments, I am proud of our team’s continued commitment, hard work and perseverance to manage through today’s macro-economic climate relative to supply chain constrains and labor and inflationary challenges. We believe the future for Mammoth is bright and we remain committed to enhancing value for all of our stakeholders.”

Infrastructure Services
Mammoth’s infrastructure services division contributed revenue of $33.3 million for the third quarter of 2022, as compared to $25.1 million for the same quarter last year and $25.6 million for the second quarter of 2022. The increase in revenue is primarily due to improved operational execution, coupled with an increase in crew count. Average crew count grew to 96 crews during the third quarter of 2022, as compared to 77 crews during the same quarter last year and 88 crews during the second quarter of 2022.

Well Completion Services
Mammoth’s well completion services division contributed revenue (inclusive of inter-segment revenue) of $51.5 million on 1,897 stages for the third quarter of 2022, as compared to $22.7 million on 688 stages for the same quarter of 2021 and $43.8 million on 1,716 stages for the second quarter of 2022. On average, 3.5 of the Company’s fleets were active for the third quarter of 2022, compared to an average utilization of 1.2 fleets during the same quarter last year and 3.5 fleets during the second quarter of 2022.
Natural Sand Proppant Services
Mammoth’s natural sand proppant services division contributed revenue (inclusive of inter-segment revenue) of $12.9 million for the third quarter of 2022, as compared to $8.4 million for the same quarter last year and $15.5 million for the second quarter of 2022. In the third quarter of 2022, the Company sold approximately 341,000 tons of sand at an average sales price of $29.95 per ton, as compared to sales of approximately 315,000 tons of sand at an average sales price of $16.58 per ton during the same quarter last year. In the second quarter of 2022, sales were approximately 350,000 tons of sand at an average price of $26.86 per ton.

Drilling Services
Mammoth’s drilling services division contributed revenue (inclusive of inter-segment revenue) of $3.1 million for the third quarter of 2022, as compared to $1.2 million for the same quarter last year and $2.0 million for the second quarter of 2022.

Other Services
Mammoth’s other services, including aviation, equipment rentals, crude oil hauling, remote accommodations and equipment manufacturing, contributed revenue (inclusive of inter-segment revenue) of $7.0 million for the third quarter of 2022, as compared to $4.6 million for the same quarter last year and $5.0 million for the second quarter of 2022.

Selling, General and Administrative Expenses
Selling, general and administrative (“SG&A”) expenses were $9.7 million for the third quarter of 2022, as compared to $41.4 million for the same quarter last year and $8.2 million for the second quarter of 2022.

Following is a breakout of SG&A expense (in thousands):

	Three Months Ended			Nine Months Ended
	September 30,		June 30,	September 30,
	2022	2021	2022	2022	2021
Cash expenses:
Compensation and benefits	$3,676	$3,353	$3,137	$9,796	$11,379
Professional services(a)	3,706	4,134	2,724	10,067	8,399
Other(b)	2,059	2,252	2,162	6,127	7,058
Total cash SG&A expense	9,441	9,739	8,023	25,990	26,836
Non-cash expenses:
Bad debt provision(c)	3	31,449	(16)	(112)	41,650
Stock based compensation	241	241	199	682	827
Total non-cash SG&A expense	244	31,690	183	570	42,477
Total SG&A expense	$9,685	$41,429	$8,206	$26,560	$69,313
a.    Certain legal expenses totaling $0.4 million and $5.4 million were reclassified to Other, net for the three and nine months ended September 30, 2021, respectively.
b.    Includes travel-related costs, information technology expenses, rent, utilities and other general and administrative-related costs.
c.    The bad debt provision for the nine months ended September 30, 2021 includes $41.2 million related to the settlement of our accounts with Gulfport Energy Corporation and its subsidiaries.

SG&A expenses, as a percentage of total revenue, were 9% for the third quarter of 2022, as compared to 73% for the same quarter last year and 9% for the second quarter of 2022.

Liquidity
As of September 30, 2022, Mammoth had cash on hand of $10.6 million, outstanding borrowings under its revolving credit facility of $92.8 million and $6.9 million of available borrowing capacity under its revolving credit facility, after giving effect to $7.1 million of outstanding letters of credit and the requirement to maintain a $10.0 million reserve out of the available borrowing capacity. As of September 30, 2022, Mammoth had total liquidity of $17.5 million.
As of October 26, 2022, Mammoth had cash on hand of $10.3 million and outstanding borrowings under its revolving credit facility of $89.7 million. As of October 26, 2022, the Company had $13.0 million of available borrowing capacity under its revolving credit facility, after giving effect to $7.1 million of outstanding letters of credit and the requirement to maintain a $10.0 million reserve out of the available borrowing capacity.

Capital Expenditures
The following table summarizes Mammoth’s capital expenditures by operating division for the periods indicated (in thousands):

	Three Months Ended			Nine Months Ended
	September 30,		June 30,	September 30,
	2022	2021	2022	2022	2021
Infrastructure services(a)	$225	$181	$200	$823	$474
Well completion services(b)	4,747	2,392	2,500	8,048	3,288
Natural sand proppant services(c)	34	16	—	34	429
Drilling services(d)	33	4	12	47	42
Other(e)	53	172	161	275	337
Eliminations	38	—	(87)	(128)	(96)
Total capital expenditures	$5,130	$2,765	$2,786	$9,099	$4,474
a.     Capital expenditures primarily for truck, tooling and equipment purchases for the periods presented.
b.     Capital expenditures primarily for upgrades and maintenance to our pressure pumping fleet for the periods presented.
c.    Capital expenditures primarily for maintenance for the periods presented.
d.    Capital expenditures primarily for directional drilling equipment for the periods presented.

e.    Capital expenditures primarily for equipment for the Company’s rental businesses for the periods presented.

Mammoth anticipates that its total capital expenditures for 2022 will be approximately $20.0 million, which Mammoth expects to fund from cash flow from operations, cash on hand and borrowings under its revolving credit facility.

Conference Call Information
Mammoth will host a conference call on Thursday, October 27, 2022 at 4:00 p.m. Central time (5:00 p.m. Eastern time) to discuss its third quarter financial and operational results. The telephone number to access the conference call is 1-201-389-0872. The conference call will also be webcast live on https://ir.mammothenergy.com/events-presentations. Please submit any questions for management prior to the call via email to TUSK@dennardlascar.com.

About Mammoth Energy Services, Inc.
Mammoth is an integrated, growth-oriented energy services company focused on the construction and repair of the electric grid for private utilities, public investor-owned utilities and co-operative utilities through its infrastructure services businesses. The Company also provides products and services to enable the exploration and development of North American onshore unconventional oil and natural gas reserves. Mammoth’s suite of services and products include: infrastructure services, well completion services, natural sand and proppant services, drilling services and other energy services. For more information, please visit www.mammothenergy.com.

Contacts:
Mark Layton, CFO
Mammoth Energy Services, Inc
investors@mammothenergy.com

Rick Black / Ken Dennard
Dennard Lascar Investor Relations
TUSK@dennardlascar.com

Forward-Looking Statements and Cautionary Statements
This news release (and any oral statements made regarding the subjects of this release, including on the conference call announced herein) contains certain statements and information that may constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995. All statements, other than statements of historical facts that address activities, events or developments that Mammoth expects, believes or anticipates will or may occur in the future are forward-looking statements. The words “anticipate,” “believe,” “ensure,” “expect,” “if,” “intend,” “plan,” “estimate,” “project,” “forecasts,” “predict,” “outlook,” “aim,” “will,” “could,” “should,” “potential,” “would,” “may,” “probable,” “likely” and similar expressions, and the negative thereof, are intended to identify forward-looking statements. Without limiting the generality of the foregoing, forward-looking statements contained in this press release specifically include statements, estimates and projections regarding the Company’s business outlook and plans, future financial position, liquidity and capital resources, operations, performance, acquisitions, returns, capital expenditure budgets, costs and other guidance regarding future developments. Forward-looking statements are not assurances of future performance. These forward-looking statements are based on management’s current expectations and beliefs, forecasts for the Company’s existing operations, experience and perception of historical trends, current conditions, anticipated future developments and their effect on Mammoth, and other factors believed to be appropriate. Although management believes that the expectations and assumptions reflected in these forward-looking statements are reasonable as and when made, no assurance can be given that these assumptions are accurate or that any of these expectations will be achieved (in full or at all). Moreover, the Company’s forward-looking statements are subject to significant risks and uncertainties, including those described in its Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and other filings it makes with the SEC, including those relating to the Company’s acquisitions and contracts, many of which are beyond the Company’s control, which may cause actual results to differ materially from historical experience and present expectations or projections which are implied or expressed by the forward-looking statements. Important factors that could cause actual results to differ materially from those in the forward-looking statements include, but are not limited to: any continuing impacts of the COVID-19 pandemic, related global and national health concerns and economic repercussions; demand for our services; the volatility of oil and natural gas prices and actions by OPEC members and other exporting nations affecting commodities prices and production levels; the impact of the war in Ukraine on the global energy and capital markets and global stability; operational challenges relating to the COVID-19 pandemic and efforts to mitigate the spread of the virus, including logistical challenges, protecting the health and well-being of our employees, remote work arrangements, performance of contracts and supply chain disruptions; inflationary pressures; rising interest rates and their impact on the cost of capital; the outcome of ongoing government investigations and other legal proceedings, including those relating to the contracts awarded to the Company’s subsidiary Cobra Acquisitions LLC ("Cobra") by the Puerto Rico Electric Power Authority ("PREPA"); the failure to receive or delays in receiving governmental authorizations, approvals and/or payments, including payments with respect to the PREPA account receivable for prior services to PREPA performed by Cobra; the Company’s inability to replace the prior levels of work in its business segments, including its infrastructure and well completion services segments; risks relating to economic conditions, including concerns over a potential economic slowdown or recession; impacts of the recent federal infrastructure bill on the infrastructure industry and our infrastructure services business; the loss of or interruption in operations of one or more of Mammoth’s significant suppliers or customers; the loss of management and/or crews; the outcome or settlement of our litigation matters, including the adverse impact of the recent settlement with MasTec Renewables Puerto Rico, LLC, and the effect on our financial condition and results of operations; the effects of government regulation, permitting and other legal requirements; operating risks; the adequacy of capital resources and liquidity; Mammoth's ability to (i) continue to comply with or, if applicable, obtain a waiver of forecasted or actual non-compliance with certain financial covenants from its lenders and comply with other terms and conditions under its amended revolving credit facility, as amended, (ii) extend or refinance our revolving credit facility at or prior to maturity on the terms acceptable to Mammoth or at all and (iii) meet its financial projections associated with reducing its debt; weather; natural disasters; litigation; volatility in commodity markets; competition in the oil and natural gas and infrastructure industries; and costs and availability of resources.

Investors are cautioned not to place undue reliance on any forward-looking statement which speaks only as of the date on which such statement is made. We undertake no obligation to correct, revise or update any forward-looking statement after the date such statement is made, whether as a result of new information, future events or otherwise, except as required by applicable law.

MAMMOTH ENERGY SERVICES, INC.
CONSOLIDATED BALANCE SHEETS

ASSETS	September 30,	December 31,
	2022	2021
CURRENT ASSETS	(in thousands)
Cash and cash equivalents	$10,617	$9,899
Short-term investment	—	1,762
Accounts receivable, net	462,995	407,550
Receivables from related parties, net	386	88
Inventories	8,331	8,366
Prepaid expenses	4,862	12,381
Other current assets	647	737
Total current assets	487,838	440,783

Property, plant and equipment, net	135,222	176,586
Sand reserves	62,559	64,641
Operating lease right-of-use assets	10,187	12,168
Intangible assets, net	1,977	2,561
Goodwill	11,717	11,717
Deferred income tax asset	—	8,094
Other non-current assets	3,838	4,342
Total assets	$713,338	$720,892
LIABILITIES AND EQUITY
CURRENT LIABILITIES
Accounts payable	$49,262	$37,560
Accrued expenses and other current liabilities	42,582	62,516
Current operating lease liability	5,107	5,942
Current portion of long-term debt	—	1,468
Income taxes payable	45,516	42,748
Total current liabilities	142,467	150,234

Long-term debt, net of current portion	92,776	85,240
Deferred income tax liabilities	1,113	865
Long-term operating lease liability	4,949	5,918
Asset retirement obligation	3,936	3,720
Other long-term liabilities	10,432	11,693
Total liabilities	255,673	257,670

COMMITMENTS AND CONTINGENCIES

EQUITY
Equity:
Common stock, $0.01 par value, 200,000,000 shares authorized, 47,312,270 and 46,684,065 issued and outstanding at September 30, 2022 and December 31, 2021	473	467
Additional paid in capital	538,897	538,221
Accumulated deficit	(77,923)	(72,535)
Accumulated other comprehensive loss	(3,782)	(2,931)
Total equity	457,665	463,222
Total liabilities and equity	$713,338	$720,892

MAMMOTH ENERGY SERVICES, INC.
CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME (LOSS)

	Three Months Ended			Nine Months Ended
	September 30,		June 30,	September 30,
	2022	2021	2022	2022	2021
	(in thousands, except per share amounts)
REVENUE
Services revenue	$93,879	$52,417	$75,459	$223,005	$135,975
Services revenue - related parties	355	601	395	1,024	15,678
Product revenue	12,968	4,467	13,824	35,149	17,932
Product revenue - related parties	—	—	—	—	2,145
Total revenue	107,202	57,485	89,678	259,178	171,730

COST AND EXPENSES
Services cost of revenue (exclusive of depreciation, depletion, amortization and accretion of $12,968, $35,587, $15,404, $43,727 and $53,448, respectively, for the three months ended September 30, 2022,September 30, 2021 and June 30, 2022 and nine months ended September 30, 2022 and 2021)	68,821	43,538	58,433	173,821	128,703
Services cost of revenue - related parties (exclusive of depreciation, depletion, amortization and accretion of $0, $0, $0, $0 and $0, respectively, for the three months ended September 30, 2022,September 30, 2021 and June 30, 2022 and nine months ended September 30, 2022 and 2021)	142	181	128	405	397
Product cost of revenue (exclusive of depreciation, depletion, amortization and accretion of $2,863, $4,667, $2,055, $6,711 and $7,051, respectively, for the three months ended September 30, 2022,September 30, 2021 and June 30, 2022 and nine months ended September 30, 2022 and 2021)	9,493	9,865	10,225	27,496	22,939
Selling, general and administrative	9,685	41,429	8,206	26,560	68,928
Selling, general and administrative - related parties	—	—	—	—	385
Depreciation, depletion, amortization and accretion	15,842	19,148	17,476	50,485	60,559
Gains on disposal of assets	(599)	(3,033)	(2,943)	(3,738)	(4,632)
Impairment of other long-lived assets	—	547	—	—	547
Total cost and expenses	103,384	111,675	91,525	275,029	277,826
Operating income (loss)	3,818	(54,190)	(1,847)	(15,851)	(106,096)

OTHER INCOME (EXPENSE)
Interest expense, net	(3,262)	(1,484)	(2,659)	(8,270)	(3,878)
Other income (expense), net	10,989	7,586	10,144	30,175	(4,012)
Other expense, net - related parties	—	—	—	—	(515)
Total other income (expense)	7,727	6,102	7,485	21,905	(8,405)
Income (loss) before income taxes	11,545	(48,088)	5,638	6,054	(114,501)
Provision (benefit) for income taxes	3,819	(7,187)	3,935	11,442	(26,370)
Net income (loss)	$7,726	$(40,901)	$1,703	$(5,388)	$(88,131)

OTHER COMPREHENSIVE INCOME (LOSS)
Foreign currency translation adjustment, net of tax of ($215), ($69), $0, $(215) and ($749), respectively, for the three months ended September 30, 2022, September 30, 2021 and June 30, 2022 and nine months ended September 30, 2022 and 2021)	(601)	(289)	(448)	(851)	118
Comprehensive income (loss)	$7,125	$(41,190)	$1,255	$(6,239)	$(88,013)

Net income (loss) per share (basic)	$0.16	$(0.88)	$0.04	$(0.11)	$(1.90)
Net income (loss) per share (diluted)	$0.16	$(0.88)	$0.04	$(0.11)	$(1.90)
Weighted average number of shares outstanding (basic)	47,312	46,683	47,225	47,129	46,342
Weighted average number of shares outstanding (diluted)	47,843	46,683	47,634	47,129	46,342

MAMMOTH ENERGY SERVICES, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS

	Nine Months Ended
	September 30,
	2022	2021
	(in thousands)
Cash flows from operating activities:
Net loss	$(5,388)	$(88,131)
Adjustments to reconcile net loss to cash used in operating activities:
Stock based compensation	682	950
Depreciation, depletion, accretion and amortization	50,485	60,559
Amortization of debt origination costs	588	469
Bad debt (recoveries) expense	(112)	41,650
Gains on disposal of assets	(3,738)	(4,632)
Gains from sales of equipment damaged or lost down-hole	(607)	—
Impairment of other long-lived assets	—	547
Deferred income taxes	8,557	(32,183)
Other	104	502
Changes in assets and liabilities:
Accounts receivable, net	(55,472)	(50,666)
Receivables from related parties, net	(298)	28,224
Inventories	35	2,582
Prepaid expenses and other assets	7,613	9,947
Accounts payable	9,472	2,599
Accrued expenses and other liabilities	(20,777)	6,627
Income taxes payable	2,790	5,192
Net cash used in operating activities	(6,066)	(15,764)

Cash flows from investing activities:
Purchases of property and equipment	(9,099)	(4,474)
Proceeds from disposal of property and equipment	8,659	9,581
Net cash (used in) provided by investing activities	(440)	5,107

Cash flows from financing activities:
Borrowings on long-term debt	142,475	31,700
Repayments of long-term debt	(134,674)	(33,571)
Proceeds from sale-leaseback transaction	4,589	9,473
Payments on sale-leaseback transaction	(3,249)	(2,106)
Principal payments on financing leases and equipment financing notes	(1,753)	(1,716)
Net cash provided by financing activities	7,388	3,780
Effect of foreign exchange rate on cash	(164)	8
Net change in cash and cash equivalents	718	(6,869)
Cash and cash equivalents at beginning of period	9,899	14,822
Cash and cash equivalents at end of period	$10,617	$7,953

Supplemental disclosure of cash flow information:
Cash paid for interest	$6,316	$3,236
Cash paid for income taxes, net of refunds received	$97	$978
Supplemental disclosure of non-cash transactions:
Purchases of property and equipment included in accounts payable	$3,837	$2,028

MAMMOTH ENERGY SERVICES, INC.
SEGMENT INCOME STATEMENTS
(in thousands)

Three months ended September 30, 2022	Infrastructure	Well Completion	Sand	Drilling	All Other	Eliminations	Total
Revenue from external customers	$33,296	$51,378	$12,910	$3,118	$6,500	$—	$107,202
Intersegment revenues	—	154	—	—	468	(622)	—
Total revenue	33,296	51,532	12,910	3,118	6,968	(622)	107,202
Cost of revenue, exclusive of depreciation, depletion, amortization and accretion	26,495	35,414	9,206	2,695	4,646	—	78,456
Intersegment cost of revenues	17	403	—	109	93	(622)	—
Total cost of revenue	26,512	35,817	9,206	2,804	4,739	(622)	78,456
Selling, general and administrative	4,968	2,390	1,076	305	946	—	9,685
Depreciation, depletion, amortization and accretion	3,969	4,772	2,865	1,598	2,638	—	15,842
Loss (gain) on disposal of assets	73	(339)	—	(286)	(47)	—	(599)
Operating (loss) income	(2,226)	8,892	(237)	(1,303)	(1,308)	—	3,818
Interest expense, net	2,047	531	212	154	318	—	3,262
Other (income), net	(10,304)	(345)	(3)	—	(337)	—	(10,989)
Income (loss) before income taxes	$6,031	$8,706	$(446)	$(1,457)	$(1,289)	$—	$11,545

Three months ended September 30, 2021	Infrastructure	Well Completion	Sand	Drilling	All Other	Eliminations	Total
Revenue from external customers	$25,070	$22,702	$4,439	$1,184	$4,090	$—	$57,485
Intersegment revenues	—	30	3,980	23	482	(4,515)	—
Total revenue	25,070	22,732	8,419	1,207	4,572	(4,515)	57,485
Cost of revenue, exclusive of depreciation, depletion, amortization and accretion	21,827	16,941	9,368	1,566	3,882	—	53,584
Intersegment cost of revenues	71	4,388	—	—	56	(4,515)	—
Total cost of revenue	21,898	21,329	9,368	1,566	3,938	(4,515)	53,584
Selling, general and administrative	4,542	34,606	1,068	288	925	—	41,429
Depreciation, depletion, amortization and accretion	4,933	6,538	2,533	1,942	3,202	—	19,148
Loss (gain) on disposal of assets	33	(573)	(21)	(66)	(2,406)	—	(3,033)
Impairment of other long-lived assets	—	—	—	—	547	—	547
Operating loss	(6,336)	(39,168)	(4,529)	(2,523)	(1,634)	—	(54,190)
Interest expense, net	979	215	107	56	127	—	1,484
Other expense (income), net	(8,852)	1,328	(25)	—	(37)	—	(7,586)
Income (loss) before income taxes	$1,537	$(40,711)	$(4,611)	$(2,579)	$(1,724)	$—	$(48,088)

Three months ended June 30, 2022	Infrastructure	Well Completion	Sand	Drilling	All Other	Eliminations	Total
Revenue from external customers	$25,587	$43,574	$13,841	$1,952	$4,724	$—	$89,678
Intersegment revenues	—	243	1,618	19	306	(2,186)	—
Total revenue	25,587	43,817	15,459	1,971	5,030	(2,186)	89,678
Cost of revenue, exclusive of depreciation, depletion, amortization and accretion	21,808	31,486	9,707	2,034	3,751	—	68,786
Intersegment cost of revenues	15	1,985	—	160	103	(2,263)	—
Total cost of revenue	21,823	33,471	9,707	2,194	3,854	(2,263)	68,786
Selling, general and administrative	4,443	1,884	870	277	732	—	8,206
Depreciation, depletion, amortization and accretion	4,211	6,747	2,058	1,651	2,809	—	17,476
Gains on disposal of assets	(863)	(157)	(15)	—	(1,908)	—	(2,943)
Operating (loss) income	(4,027)	1,872	2,839	(2,151)	(457)	77	(1,847)
Interest expense, net	1,755	422	178	121	183	—	2,659
Other (income) expense, net	(10,062)	—	(4)	—	(78)	—	(10,144)
Income (loss) before income taxes	$4,280	$1,450	$2,665	$(2,272)	$(562)	$77	$5,638

MAMMOTH ENERGY SERVICES, INC.
SEGMENT INCOME STATEMENTS
(in thousands)

Nine months ended September 30, 2022	Infrastructure	Well Completion	Sand	Drilling	All Other	Eliminations	Total
Revenue from external customers	$81,892	$118,580	$35,098	$7,922	$15,686	$—	$259,178
Intersegment revenues	—	643	2,450	22	1,044	(4,159)	—
Total revenue	81,892	119,223	37,548	7,944	16,730	(4,159)	259,178
Cost of revenue, exclusive of depreciation, depletion, amortization and accretion	67,190	88,740	26,701	7,100	11,991	—	201,722
Intersegment cost of revenues	49	3,419	—	430	265	(4,163)	—
Total cost of revenue	67,239	92,159	26,701	7,530	12,256	(4,163)	201,722
Selling, general and administrative	14,056	6,314	2,774	874	2,542	—	26,560
Depreciation, depletion, amortization and accretion	12,495	17,963	6,717	4,929	8,381	—	50,485
Gain on disposal of assets	(795)	(547)	(90)	(286)	(2,020)	—	(3,738)
Operating income (loss)	(11,103)	3,334	1,446	(5,103)	(4,429)	4	(15,851)
Interest expense, net	5,345	1,324	552	379	670	—	8,270
Other (income) expense, net	(29,948)	(345)	(10)	—	128	—	(30,175)
Income (loss) before income taxes	$13,500	$2,355	$904	$(5,482)	$(5,227)	$4	$6,054

Nine months ended September 30, 2021	Infrastructure	Well Completion	Sand	Drilling	All Other	Eliminations	Total
Revenue from external customers	$73,690	$62,939	$20,031	$3,234	$11,836	$—	$171,730
Intersegment revenues	—	120	3,980	54	1,804	(5,958)	—
Total revenue	73,690	63,059	24,011	3,288	13,640	(5,958)	171,730
Cost of revenue, exclusive of depreciation, depletion, amortization and accretion	70,267	42,339	22,631	4,739	12,063	—	152,039
Intersegment cost of revenues	165	5,449	—	—	344	(5,958)	—
Total cost of revenue	70,432	47,788	22,631	4,739	12,407	(5,958)	152,039
Selling, general and administrative	13,900	47,111	4,108	1,105	3,089	—	69,313
Depreciation, depletion, amortization and accretion	17,501	19,668	7,059	6,185	10,146	—	60,559
Gain on disposal of assets	(255)	(648)	(41)	(192)	(3,496)	—	(4,632)
Impairment of other long-lived assets	—	—	—	—	547	—	547
Operating loss	(27,888)	(50,860)	(9,746)	(8,549)	(9,053)	—	(106,096)
Interest expense, net	2,312	688	291	177	410	—	3,878
Other (income) expense, net	2,983	1,844	(851)	(9)	560	—	4,527
Loss before income taxes	$(33,183)	$(53,392)	$(9,186)	$(8,717)	$(10,023)	$—	$(114,501)

MAMMOTH ENERGY SERVICES, INC.
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

Adjusted EBITDA

Adjusted EBITDA is a supplemental non-GAAP financial measure that is used by management and external users of the Company’s financial statements, such as industry analysts, investors, lenders and rating agencies. Mammoth defines Adjusted EBITDA as net income (loss) before depreciation, depletion, amortization and accretion expense, gains on disposal of assets, impairment of other long-lived assets, public offering costs, stock based compensation, interest expense, net, other (income) expense, net (which is comprised of interest on trade accounts receivable and certain legal expenses) and provision (benefit) for income taxes, further adjusted to add back interest on trade accounts receivable. The Company excludes the items listed above from net income (loss) in arriving at Adjusted EBITDA because these amounts can vary substantially from company to company within the energy service industry depending upon accounting methods and book values of assets, capital structures and the method by which the assets were acquired. Adjusted EBITDA should not be considered as an alternative to, or more meaningful than, net income (loss) or cash flows from operating activities as determined in accordance with GAAP or as an indicator of Mammoth’s operating performance or liquidity. Certain items excluded from Adjusted EBITDA are significant components in understanding and assessing a company’s financial performance, such as a company’s cost of capital and tax structure, as well as the historic costs of depreciable assets. Mammoth’s computations of Adjusted EBITDA may not be comparable to other similarly titled measures of other companies. The Company believes that Adjusted EBITDA is a widely followed measure of operating performance and may also be used by investors to measure its ability to meet debt service requirements.

The following tables provide a reconciliation of Adjusted EBITDA to the GAAP financial measure of net income (loss) on a consolidated basis and for each of the Company’s segments (in thousands):

Consolidated

	Three Months Ended			Nine Months Ended
	September 30,		June 30,	September 30,
Reconciliation of Adjusted EBITDA to net income (loss):	2022	2021	2022	2022	2021
Net income (loss)	$7,726	$(40,901)	$1,703	$(5,388)	$(88,131)
Depreciation, depletion, amortization and accretion expense	15,842	19,148	17,476	50,485	60,559
Gains on disposal of assets	(599)	(3,033)	(2,943)	(3,738)	(4,632)
Impairment of other long-lived assets	—	547	—	—	547
Public offering costs	—	13	—	—	91
Stock based compensation	241	252	200	682	950
Interest expense, net	3,262	1,484	2,659	8,270	3,878
Other (income) expense, net	(10,989)	(7,586)	(10,144)	(30,174)	4,527
Provision (benefit) for income taxes	3,819	(7,187)	3,935	11,442	(26,370)
Interest on trade accounts receivable	10,468	7,963	10,160	30,490	25,138
Adjusted EBITDA	$29,770	$(29,300)	$23,046	$62,069	$(23,443)

MAMMOTH ENERGY SERVICES, INC.
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

Infrastructure Services

	Three Months Ended			Nine Months Ended
	September 30,		June 30,	September 30,
Reconciliation of Adjusted EBITDA to net income (loss):	2022	2021	2022	2022	2021
Net income (loss)	$2,630	$(2,409)	$571	$3,323	$(30,721)
Depreciation and amortization expense	3,969	4,933	4,211	12,495	17,501
Losses (gains) on disposal of assets	73	33	(863)	(795)	(255)
Public offering costs	—	(7)	—	—	38
Stock based compensation	89	100	74	261	401
Interest expense	2,047	979	1,755	5,345	2,312
Other (income) expense, net	(10,304)	(8,852)	(10,061)	(29,948)	2,983
Provision (benefit) for income taxes	3,402	3,947	3,708	10,178	(2,463)
Interest on trade accounts receivable	10,468	9,290	10,160	30,490	26,980
Adjusted EBITDA	$12,374	$8,014	$9,555	$31,349	$16,776

Well Completion Services

	Three Months Ended			Nine Months Ended
	September 30,		June 30,	September 30,
Reconciliation of Adjusted EBITDA to net income (loss):	2022	2021	2022	2022	2021
Net income (loss)	$8,706	$(40,712)	$1,450	$2,357	$(53,392)
Depreciation and amortization expense	4,772	6,538	6,747	17,963	19,668
Gains on disposal of assets	(339)	(573)	(157)	(547)	(648)
Public offering costs	—	19	—	—	31
Stock based compensation	104	95	84	275	253
Interest expense	531	215	422	1,324	688
Other (income) expense, net	(345)	1,328	—	(345)	1,844
Interest on trade accounts receivable	—	(1,327)	—	—	(1,841)
Adjusted EBITDA	$13,429	$(34,417)	$8,546	$21,027	$(33,397)

Natural Sand Proppant Services

	Three Months Ended			Nine Months Ended
	September 30,		June 30,	September 30,
Reconciliation of Adjusted EBITDA to net (loss) income:	2022	2021	2022	2022	2021
Net (loss) income	$(446)	$(4,611)	$2,665	$904	$(9,186)
Depreciation, depletion, amortization and accretion expense	2,865	2,533	2,058	6,717	7,059
Gains on disposal of assets	—	(21)	(15)	(90)	(41)
Public offering costs	—	—	—	—	12
Stock based compensation	30	32	26	90	163
Interest expense	212	107	178	552	291
Other income, net	(3)	(25)	(4)	(10)	(851)
Interest on trade accounts receivable	—	—	—	—	(1)
Adjusted EBITDA	$2,658	$(1,985)	$4,908	$8,163	$(2,554)

MAMMOTH ENERGY SERVICES, INC.
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

Drilling Services

	Three Months Ended			Nine Months Ended
	September 30,		June 30,	September 30,
Reconciliation of Adjusted EBITDA to net loss:	2022	2021	2022	2022	2021
Net loss	$(1,457)	$(2,579)	$(2,272)	$(5,482)	$(8,717)
Depreciation expense	1,598	1,942	1,651	4,929	6,185
Gains on disposal of assets	(286)	(66)	—	(286)	(192)
Public offering costs	—	—	—	—	2
Stock based compensation	4	6	4	13	71
Interest expense	154	56	121	379	177
Other income, net	—	—	—	—	(9)
Adjusted EBITDA	$13	$(641)	$(496)	$(447)	$(2,483)

Other Services(a)

	Three Months Ended			Nine Months Ended
	September 30,		June 30,	September 30,
Reconciliation of Adjusted EBITDA to net (loss) income:	2022	2021	2022	2022	2021
Net (loss) income	$(1,707)	$9,409	$(788)	$(6,492)	$13,884
Depreciation, amortization and accretion expense	2,638	3,202	2,809	8,381	10,146
Gains on disposal of assets	(47)	(2,406)	(1,908)	(2,020)	(3,496)
Impairment of other long-lived assets	—	547	—	—	547
Public offering costs	—	1	—	—	8
Stock based compensation	14	19	12	43	62
Interest expense, net	318	127	183	670	410
Other (income) expense, net	(337)	(37)	(78)	128	560
Provision (benefit) for income taxes	417	(11,134)	226	1,264	(23,907)
Adjusted EBITDA	$1,296	$(272)	$456	$1,974	$(1,786)
a.    Includes results for Mammoth’s aviation, equipment rentals, crude oil hauling, remote accommodations and equipment manufacturing and corporate related activities. The Company’s corporate related activities do not generate revenue.